                                                                   Exhibit 10.17

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

      THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this Agreement") is made as of February 16, 2000, by and among Ubiquitel Holdings, Inc., a Delaware corporation (the "Company"), James Parsons, Donald A. Harris, Paul F. Judge, The Walter Group, Inc., a State of Washington corporation ("The Walter Group"), U.S. Bancorp (each a "Founder" and collectively "Founders"), the individuals and entities listed on the signature page hereto as Purchasers (the "Preferred Stockholders"), Paribas North America, Inc., a Delaware corporation ("Paribas"), BET Associates, L.P., a Delaware limited partnership, ("BET"), and DLJ Merchant Banking Partners II, L.P., a Delaware limited partnership("DLJ").

                                    RECITALS

            A. The Company and the Preferred Stockholders are parties to a Series A Preferred Stock Purchase Agreement dated as of November 23, 1999 (the "Series A Agreement") and a Registration Rights Agreement dated as of November 23, 1999 (the "Registration Rights Agreement"), which governs the rights of the Founders and the Preferred Stockholders to cause the Company to register shares of the Founder Stock and shares of the Voting Common Stock (as defined below) issuable to the Preferred Stockholders pursuant to the Series A Agreement;

            B. The Company and Paribas are parties to a Credit Agreement dated as of December 28, 1999 as the same may be amended, amended and restated, supplemented, restructured or otherwise modified from time to time (in whole or in part and without limitation as to terms, conditions or covenants and without regard to the principal amount thereof) and in effect, including all related notes, collateral documents, guaranties, instruments and agreements entered into in connection therewith, and any successive restructurings, renewals, extensions or refundings thereof, (the "Paribas Credit Agreement") and a Warrant Agreement dated as of December 28, 1999 (the "Paribas Warrant") pursuant to which the Company issued to Paribas Common Stock Purchase Warrants to purchase up to 574,402 shares of Nonvoting Common Stock of the Company (the "Paribas Stock");

            C. The Company and BET are parties to a Purchase Agreement dated as of December 28, 1999 (the "BET Purchase Agreement") and a Warrant Agreement dated as of December 28, 1999 (the "BET Warrant") pursuant to which the Company issued to BET Common Stock Purchase Warrants to purchase up to 2,489,075 shares of Voting Common Stock of the Company (the "BET Stock"); and

            D. The Company and DLJ are parties to a Preferred Stock Purchase Agreement (the "Series B Preferred Stock Purchase Agreement") pursuant to which the Company will issue and sell to DLJ shares of the Company's 7% Senior Pay-in-Kind Non Voting Convertible Preferred Stock (the "Non Voting Preferred Stock"), which is convertible into the Company's 7% Senior Pay-in-Kind Convertible Preferred Stock (the "Voting Preferred Stock" and, together with the Non Voting Preferred Stock, "Series B Preferred Stock") for an aggregate purchase price of $25,000,000 ("Initial Shares"). The Series B Preferred Stock Purchase Agreement also provides that if the Company's initial public offering does not go forward, and at the request of the Company, DLJ will purchase an additional $100,000,000 of Series B Preferred Stock ("Additional Shares"). The Initial Shares, the Additional Shares and the shares of Voting Common Stock into which the Initial Shares and the Additional shares are convertible are referred to herein as the "DLJ Stock".

            E. The Company, the Founders and the Preferred Stockholders desire to amend and restate the Registration Rights Agreement as set forth herein in order to provide for the rights of Paribas, BET and DLJ to cause the Company to register shares of the Paribas Stock, shares of the BET Stock and shares of DLJ Stock..

            NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

            1. Registration Rights. The Company covenants and agrees as follows:

                  1.1. Definitions. For purposes of this Section 1:

                        (a) The term "Act" means the Securities Act of 1933, as amended.

                        (b) The term "Form S-1" means such form under the Act as in effect on the date hereof or any registration form subsequently adopted by the SEC under the Act replacing such form.

                        (c) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                        (d) The term "Founder Stock" means the 3,417,000 shares of Voting Common Stock presently issued to the Founders and, if and to the extent vested, any of the 16,000,000 shares of Nonvoting Common Stock presently issued to the Founders, and any additional shares of Voting Common Stock or Nonvoting Common Stock issued to the Founders as a result of stock splits, stock dividends, or other recapitalizations.

                        (e) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 hereof.

                        (f) The term "IPO" means the Company's first sale of securities to the general public pursuant to a registration in a firm commitment underwritten offering registered under the Act, which results in gross proceeds to the Company (prior to underwriters' discounts and expenses) of not less than fifty million ($50,000,000) dollars.

                        (g) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                        (h) The term "register," "registered," and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                        (i) The term "Series A Registrable Securities" means the shares of Voting Common Stock issued or issuable upon conversion of the Series A Preferred Stock or any shares of Voting Common Stock issued or issuable as a result of stock splits, stock dividends, or other recapitalization.

                        (j) The term "BET Registrable Securities" means the BET Stock or any shares of Voting Common Stock issued or issuable as a result of stock splits, stock dividends, or other recapitalization.

                        (k) The term "DLJ Registrable Securities" means the DLJ Stock or any shares of Voting Common Stock issued or issuable as a result of stock splits, stock dividends, or other recapitalization.

                        (l) The term "Paribas Registrable Securities" means the shares of Voting Common Stock issued or issuable upon conversion of the Paribas Stock or any shares of Voting Common Stock issued or issuable as a result of stock splits, stock dividends, or other recapitalization.

                        (m) The term "Registrable Securities" means the Series A Registrable Securities, the BET Registrable Securities, the Paribas Registrable Securities, the DLJ Registrable Securities and, solely with respect to the piggyback registration rights provided in Section 1.3 below, the Founder Stock.

                        (m) The term "SEC" shall mean the Securities and Exchange Commission.

                        (n) The term "Series A Preferred Stock" means the Series A Preferred Stock purchased by the Preferred Stockholders pursuant to the Series A Agreement.

                        (o) The term "Voting Common Stock" means the Company's voting common stock, par value $0.001 per share.

                  1.2. Request for Registration.

                        (a) If the Company shall receive at any time a written request from (i) the Holders of a majority of Series A Registrable Securities, and/or (ii) the Holders of a majority of the Paribas Registrable Securities,
(iii) the Holders of a majority of the BET Registrable Securities, or (iv) the Holders of a majority of the DLJ Registrable Securities that the

Company file a registration statement on Form S-1 under the Act covering the registration of any Registrable Securities held by such Holder, then the Company shall:

                              (i) within ten (10) days of the receipt thereof,
give written notice of such request to all Holders; and

                              (ii) effect as soon as practicable, and in any
event within 120 days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b).

                        (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders, unless DLJ is an Initiating Holder, in which case DLJ shall select the underwriter. In any such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company in writing that, in its good faith opinion, the inclusion of all Registrable Securities and other securities proposed to be included in such registration would adversely affect the offering and sale (including price) of all securities, then the Company shall provide a copy of such written advice to all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities proposed to be included in such registration shall be included in the following order:

                              (i) First, the Registrable Securities proposed to
be included in such registration by the Initiating Holders, pro rata based upon the number of Registrable Securities owned by each Initiating Holder at the time of registration;

                              (ii) Second, other securities which constitute
Registrable Securities which are proposed to be included in such registration, pro rata based upon the number of Registrable Securities owned by each Holder at the time of registration; and

                              (iii) Third, other securities not referred to in
(i) or (ii) above.

            Notwithstanding the foregoing, in the event the managing underwriter advises the Company in writing that the inclusion of Registrable Securities proposed to be included by members of the Company's management in such registration may adversely affect the offering and sale (including price) of all securities to be included in such registration, the number of shares of Registrable Securities proposed to be included by the management may be disproportionately cut back.

                        (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would (i) require the disclosure of a material transaction or other matter and such disclosure would be disadvantageous to the Company or (ii) adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred eighty (180) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

                        (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this
Section 1.2:

                              (i) Other than with respect to a demand initiated
by DLJ, after the IPO of the Company, if the Company has effected two registrations pursuant to this Section 1.2 for each of (i) the Holders of a majority of Series A Registrable Securities, or (ii) the Holders of a majority of the Paribas Registrable Securities, or (iii) the Holders of a majority of the BET Registrable Securities, and such registrations have been declared or ordered effective, it being understood that the Company shall be obligated after the IPO to effect one registration pursuant to this Section 1.2 upon the request of Paribas;

                              (ii) During the period starting with the date
thirty (30) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided, that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                              (iii) If the Initiating Holders propose to dispose
of shares of Registrable Securities that may be registered on Form S-3 pursuant to a request made pursuant to Section 1.11 below, it is being understood that the Company shall be obligated to effect a registration on Form S-3 at any time pursuant to Section 1.11 below.

            (e) A requested registration under this Section 1.2 may be rescinded by written notice to the Company by a majority of the Initiating Holders. Such rescinded registration shall not count as a registration statement initiated pursuant to this Section 1.2 for purposes of paragraph (d) above if such request is rescinded by a majority of the Initiating Holders prior to the filing of a registration statement with the SEC.

                  1.3. Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within thirty (30) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. The Founders shall have the right to have the shares of the Founder Stock included in any Company registration under this Section1.3; provided, however, that such rights shall be subject and subordinate to the rights of the Holders (other than the Founders) and; provided further that no shares of the Founder Stock shall be included in any Company registration hereunder, unless and until all shares of Holders (other than the Founders) requesting that their Registrable Securities be registered are included in such offering. The number of Registrable Securities and other securities proposed to be included in such offering shall be included in the following order:

                        (a) First, the securities proposed to be included by the Company;

                        (b) Second, the Registrable Securities held by the Holders of Registrable Securities other than the Founders, pro rata based upon the number of Registrable Securities owned by each Holder at the time of such registration;

                        (c) Third, the Registrable Securities held by the Founders, pro rata based upon the number of Registrable Securities owned by each Founder at the time of such registration; and

                        (d) Fourth, other securities not referred to in (a), (b) or (c) above.

            In connection with the exercise of its registration rights pursuant to this Section 1.3, DLJ shall have the right to approve the underwriter for such registration. Notwithstanding the foregoing, in the event the managing underwriter advises the Company in writing that the inclusion of Registrable Securities proposed to be included by members of the Company's management in such registration may adversely affect the offering and sale (including price) of all securities to be included in such registration, the number of shares of Registrable Securities proposed to be included by the management may be disproportionately cut back.

                  1.4. Obligations of the Company. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                        (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration following the receipt of any notice given by the Company pursuant to Section 1.4(f) or at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (x) includes any prospectus required by Section 10(a)(3) of the Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (x) and (y) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

                        (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                        (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them and give such Holders reasonable time to review and comment on such documents.

                        (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                        (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

                        (f) (i) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and

                              (ii) (A) use its best efforts to prevent the
issuance of any stop order or obtain its withdrawal at the earliest possible moment and

                                    (B) prepare and furnish to such Holder a
reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                        (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed including without limitation, the automated quotation system of the National Association of Securities Dealers, Inc.'s National Market System or the New York Stock Exchange, Inc.

                        (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                        (i) Use its best efforts to obtain from its independent certified public accountants "cold comfort" letters in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters for delivery to the Holders.

                        (j) Use its best efforts to obtain from its counsel an opinion or opinions in customary form for delivery to the Holders.

                        (k) Cause it employees and personnel to use their reasonable best efforts to support the marketing of the Registrable Securities (including, without limitation, the participation in "road show presentations") to the extent possible taking into account the Company's business needs and the requirements of the marketing process.

                  1.5. Furnish Information.

                        (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably requested to effect the registration of such Holder's Registrable Securities.

                        (b) Other than with respect to a demand initiated by DLJ, the Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.11 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.11(b)(2), whichever is applicable.

                  1.6. Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2 or Section 1.11, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of one counsel for the Initiating Holders, shall be borne by the Company.

                  1.7. Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing, and qualification fees, printers, legal and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registrable Securities.

                  1.8. [reserved]

                  1.9. [reserved]

                  1.10. Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                        (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, such Holder's members, officers, directors, partners, shareholders and employees, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information relating to such Holder, underwriter or controlling person furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person.

                        (b) To the extent permitted by law, each selling Holder will, severally, and not jointly and severally, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information relating to such Holder, underwriter or controlling person furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the lesser of such Holder's allocable share of such indemnity payment and the gross proceeds from the offering received by such Holder.

                        (c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to such indemnifying parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this
Section 1.10 to the extent, and only to the extent, prejudiced thereby, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

                        (d) If the indemnification provided for in this Section
1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                        (e) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                  1.11. Form S-3 Registration. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, and the Company is then eligible to register the Common Stock on Form S-3, the Company will:

                        (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                        (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.11: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, to effect such a Form S-3 Registration would (i) require the disclosure of a material transaction or other matter and such disclosure would be disadvantageous to the Company or (ii) adversely affect a material financing, acquisition, disposition of assets or stock, merger, or other comparable transaction, in which case the Company shall have the right to defer the filing of the

Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 1.11; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 1.11; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                        (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.11, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, shall be borne by the Company. Registrations effected pursuant to this Section 1.11 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

                  1.12. Assignment of Registration Rights

                        (a) The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities if, other than in the case of a transfer of DLJ Registrable Securities, (x) such transfer involves all the Registrable Securities held by the Holder, or (y) a transfer by a Holder which is a corporation to any affiliate, officer, director, partner, member, or employee of such Holder and, in the case of Paribas, any bank which may become a party to the Paribas Credit Agreement, a transfer by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, or a transfer by a Holder which is a limited liability company to a member of such limited liability company or a retired member who resigns after the date hereof or to the estate of any such member or retired member; or a transfer by a Holder which is an individual to a member of the immediate family of such individual or to a trust solely for the benefit of such individual or the members of the immediate family of such individual or to the estate of such individual; provided, that all such assignees who would not qualify individually for assignment of registration rights under subsection 1.12 (a) shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1 and shall provide a power of attorney to that effect if requested by the Company.

                        (b) No assignment or transfer pursuant to this Section
1.12 shall be effective unless (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.14 below; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

                  1.13. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of 75% of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

                  1.14. "Market Stand-Off" Agreement. All Holders hereby agree that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, they shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by them at any time during such period except common stock included in such registration; provided, however, that:

                        (a) such agreement shall be applicable only to the first two such registration statements of the Company which cover common stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

                        (b) all executive officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements; and

                        (c) such market stand-off time period shall not exceed one hundred eighty (180) days in the case of an initial public offering of the company and ninety (90) days for all other registrations filed by the Company on it behalf.

            In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of Preferred Stockholders (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

            Notwithstanding the foregoing, the obligations described in this
Section 1.14 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

                  1.15. Termination of Registration Rights.

                        No Holder shall be entitled to exercise any right provided for in this Section 1 after ten (10) years following the effective date of the IPO.

            2. Covenants of the Company.

                  2.1. [reserved]

                  2.2. Exchange Act Compliance. The Company shall comply with all of the reporting requirements of the 1934 Act and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of common stock. The Company shall cooperate with each Holder in supplying such information as may be necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of Rule 144.

                  2.3. Negative Covenants.

                        (a) So long as the Series A Preferred Stock, the DLJ Stock, the Paribas Stock, and the BET Stock are still outstanding, the Company shall not, without the prior written consent of the Holders of at least seventy five percent (75%) each of the Series A Registrable Securities, the BET Registrable Securities, and the Paribas Registrable Securities grant registration rights superior to those set forth in Section 1 without also making such rights available to the Holders of the Series A Registrable Securities, the BET Registrable Securities, and the Paribas Registrable Securities.

                        (b) So long as the Series A Preferred Stock is still outstanding, the Company shall not, without the prior written consent of the Holders of at least 75% of the Series A Registrable Securities, grant rights of first offer or first refusal superior to those set forth in Section 2.1, without also making such rights available to the Preferred Stockholders.

                  3. Miscellaneous.

                  3.1. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  3.2. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements entered into and to be performed entirely within Delaware.

                  3.3. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  3.4. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  3.5. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given by fax or upon personal delivery to the party to be notified or upon delivery by recognized overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                  3.6. Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  3.7. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holders of at least seventy five percent (75%) each of the Series A Registrable Securities, the DLJ Registrable Securities, the BET Registrable Securities and the Paribas Registrable Securities then outstanding; provided that no such amendment or waiver which adversely affects the rights of any Holder may be made without such Holder's prior written consent; and further provided that with respect to the amendments to Section 2.1 only the vote of the Holders of the Series A Preferred Stock will be required. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities, each future holder of all such Registrable Securities, and the Company.

                  3.8. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  3.9. Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  3.10. Restatement. This Agreement amends, restates and supersedes the Registration Rights Agreement in its entirety and the Registration Rights Agreement shall be of no further force and effect as of the date hereof.

                  3.11 Effectiveness. This Agreement shall become effective upon its execution by a majority of holders of the Series A Registrable Securities and shall be enforceable in accordance with its terms against the parties that executed this Agreement.

                  3.12. Entire Agreement. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                            [Signature page follows]

      SIGNATURE PAGE FOR AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

      The foregoing agreement is hereby executed as of the date set forth on the first page:


                                       COMPANY:
                                       UBIQUITEL HOLDINGS, INC.


                                       By:______________________________________
                                       Name:  Donald A. Harris
                                       Title: President and CEO

                                       3 Bala Plaza - Suite 502
                                       Bala Cynwyd, PA  19004
                                       (610) 660-4920 (fax)


                                       FOUNDERS:


                                       _________________________________________
                                       Donald A. Harris
                                       130 Abrahams Lane
                                       St. Davids, PA  19087
                                       (610) 660-4920 (fax)


                                       _________________________________________
                                       James Parsons
                                       330 Madison Avenue S.
                                       Bainbridge Island, WA  98110
                                       (206) 780-1414 (fax)


                                       _________________________________________
                                       Paul F. Judge
                                       120 Lakeside Avenue, Suite 310
                                       Seattle, WA  98122-6578
                                       (206)328-0815 (fax)

      SIGNATURE PAGE FOR AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

      SIGNATURE PAGE FOR AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


                                       THE WALTER GROUP


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                       120 Lakeside Avenue, Suite 310
                                       Seattle, WA  98122-6578
                                       (206) 328-0815 (fax)

                                       US BANCORP.


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                       111 SW 5th Avenue - 2nd Floor
                                       Portland, OR  97204
                                       (503) 275-6663


                                       PURCHASERS


                                       _________________________________________
                                       Donald A. Harris


                                       BROOKWOOD UBIQUITEL INVESTORS, LLC


                                       By:______________________________________
                                       Name:  Thomas N. Trkla
                                       Title: Chairman and CEO

                                       55 Tozer Road
                                       Beverly, MA  01915
                                       (978) 927-0499 (fax)

Copy to: James T. Easterling
         Ungaretti & Harris
         3500 Three First National Plaza
         Chicago, IL  60602

      SIGNATURE PAGE FOR AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


         (312) 977-4405

      SIGNATURE PAGE FOR AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


                                       LANCASTER INVESTMENT PARTNERS


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                       Lancaster Investment Parkview Tower
                                       1150 First Ave., Suite 600
                                       King of Prussia, PA  19406
                                       (610) 783-4788 (fax)


                                       _________________________________________
                                       Stephen C. Marcus
                                       915 Exeter Crest
                                       Villanova, PA  19085
                                       (610) 519-1389 (fax)


                                       _________________________________________
                                       Robert Berlacher
                                       675 Church Road
                                       Villanova, PA  19085
                                       (610) 783-4788 (fax)


                                       _________________________________________
                                       Richard C. Walling, Jr.

                                       c/o Richard C. Walling, Jr.
                                       Express Marine, Inc.
                                       29th Street on the Delaware
                                       Camden, NJ  08105
                                       (856) 541-0338 (fax)


                                       PORTER PARTNERS, LP

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                       100 Shoreline, Suite 211B
                                       Mill Valley, CA  94941

      SIGNATURE PAGE FOR AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


                                       (415) 332-8223 (fax)

      SIGNATURE PAGE FOR AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


                                       BALLYSHANNON PARTNERS LP


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                       325 Bryn Mawr Avenue
                                       Bryn Mawr, PA  19010
                                       (610) 935-3000 (fax)


                                       _________________________________________
                                       Barry Porter
                                       (310) 385-3714 (fax)

                                       CBT WIRELESS INVESTMENTS, LLC


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                       1733 H Street, #330-141
                                       Blaine, WA  98230

Copy to:
            Westover Communications Ltd.
            17886 55 Avenue
            Surray BC  V35 6C8
            (604) 576-4855 (fax)

      SIGNATURE PAGE FOR AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


                                       SPECTRASITE COMMUNICATIONS


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                       100 Regency Forest Drive - Suite 400
                                       Cary, NC  27511
                                       (919) 468-8522 (fax)


                                       _________________________________________
                                       Mark Buechley


                                       _________________________________________
                                       Jerri Buechley

                                       P.O. Box 394
                                       Glide, OR  97443
                                       (503) 210-1002 (fax)

Copy to:
           Coni Rathbone
           Davis Wright Tremane
           1300 SW 5th Avenue, Suite 2300
           Portland, OR  97201
           (503) 778-5299 (fax)

                                       New Ventures, LLC

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                       211 N. Union Street, Suite 300
                                       Alexandria, VA  22314
                                       (703) 706-3837 (fax)

      SIGNATURE PAGE FOR AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


Notice Address:                           PARIBAS NORTH AMERICA, INC.

Paribas North America, Inc.
787 Seventh Avenue                        By: __________________________________
New York, New York  10019                 Name:_________________________________
Fax:  (212) 841-2369                      Title:________________________________
Attention:  Salo Aizenberg

with a copy to:

White & Case LLP
1155 Avenue of the Americas
New York, New York 10036
Fax: (212) 354-8113
Attention: John M. Reiss, Esq.

                                          BET ASSOCIATES, L.P.


                                          By: Bruce Toll
                                          Its General Partner


                                          By: __________________________________
                                          Bruce E. Toll, Member


                                          DLJ Merchant Banking Partners II, L.P.


                                          By: DLJ Merchant Banking II, Inc.,
                                          its general partner


                                          By:___________________________________
                                          Name:
                                          Title:

                                    EXHIBIT A
                             PREFERRED STOCKHOLDERS

Brookwood                                           4,668,999.33

Lancaster                                           1,000,500

Marcus                                              1,800,900

Berlacher                                              50,025

Walling                                               166,750.33

Porter Partners                                       900,450

Ballyshannon                                          500,250

Porter                                                250,125

CBT Wireless Investments, LLC                       2,701,350

SpectraSite                                         1,666,500.34

Buechly                                               300,150

Telecom (New Ventures, LLC)                         2,001,000

Harris                                              1,000,500